                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 AMENDMENT NO. 1

                                       TO

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported)         October 31, 1997
                                                --------------------------------



                           SouthFirst Bancshares, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                                  1-13640                63-1121255
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
of incorporation)                                            Identification No.)


126 North Norton Avenue, Sylacauga, Alabama                             35150
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code         (205) 245-4365
                                                  ------------------------------



                                 Not applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


         (a)      The following financial statements are filed with this Report:
                  AUDITED FINANCIAL STATEMENTS

                  Report of Jones & Kirkpatrick, P.C., Independent Auditors.............................  F-1
                  Statements of Financial Condition as of June 30, 1997 and 1996........................  F-2
                  Statements of Operations for the years ended June 30, 1997, 1996 and 1995.............................................................................  F-4
                  Statements of Stockholders' Equity for the years ended June 30, 1997,
                   1996 and 1995........................................................................  F-6
                  Statements of Cash Flows for the years ended June 30, 1997, 1996 and 1995.............................................................................  F-7
                  Notes to Financial Statements......................................................... F-10

                  UNAUDITED FINANCIAL STATEMENTS

                  Statements of Financial Condition as of September 30, 1997 and 1996................... F-34
                  Statements of Operations for the three months ended
                   September 30, 1997 and 1996.......................................................... F-36
                  Statements of Stockholders' Equity for the three months ended
                   September 30, 1997 and 1996.......................................................... F-38
                  Statements of Cash Flows for the three months ended
                   September 30, 1997 and 1996.......................................................... F-39
                  Notes to Financial Statements (Unaudited)............................................. F-41

         (B)      Pro Forma Financial Information:

                  The following unaudited pro forma condensed financial statements are filed with this Report:

                  Unaudited Pro Forma Consolidated Statement of Condition -
                   September 30, 1997................................................................... F-42

                  Unaudited Pro Forma Consolidated Statement of Operations -
                   Year ended September 30, 1997........................................................ F-43

         (c)      Exhibits:

         2.1 -    Amended and Restated Agreement and Plan of Merger, dated as of September 17,
                  1997, by and among SouthFirst Bancshares, Inc., First Federal of the South, and
                  First Federal Savings and Loan Association of Chilton County (incorporated herein by reference to the exhibit of the same number in SouthFirst's Registration Statement on Form S-4 dated September 26, 1997; File No. 1-13640).

        23.1 -    Consent of Jones & Kirkpatrick, P.C.

                    [JONES & KIRKPATRICK, P.C. LETTERHEAD]

                          INDEPENDENT AUDITORS' REPORT



August 27, 1997, except for Note 16, as
to which the date is September 17, 1997






Board of Directors
First Federal Savings and Loan
  Association of Chilton County
Clanton, Alabama


We have audited the accompanying statements of financial condition of First Federal Savings and Loan Association of Chilton County as of June 30, 1997 and 1996, and the related statements of operations, stockholders' equity and cash flows for the three years ended June 30, 1997. These financial statements are the responsibility of the Association's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Federal Savings and Loan Association of Chilton County as of June 30, 1997 and 1996, the results of its operations and its cash flows for the three years ended June 30, 1997, in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, effective July 1, 1994 the Association changed its method of accounting for investment securities.



/s/ Jones & Kirkpatrick, P.C.

Certified Public Accountants

          FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF CHILTON COUNTY
                                Clanton, Alabama

                        STATEMENTS OF FINANCIAL CONDITION
                             June 30, 1997 and 1996

--------------------------------------------------------------------------------

                                     ASSETS

                                                             1 9 9 7         1 9 9 6
                                                           ------------   ------------
Cash and cash equivalents:
   Cash and amounts due from depository institutions       $   968,422    $ 1,080,835
   Interest-bearing deposits in other banks                    227,996        132,891
   Federal funds sold                                        7,500,000        500,000
                                                           -----------    -----------

     Total cash and cash equivalents                         8,696,418      1,713,726

Certificate of deposit                                         100,000        101,311

Investment securities, held-to-maturity (Note 2)             8,731,284      9,312,638

Investment securities, available-for-sale (Note 2)          20,885,335     25,413,850

Loans receivable - net (Note 3)                             33,842,696     34,369,238

Accrued interest receivable (Note 4)                           502,445        619,997

Federal Home Loan Bank stock, at cost                          621,500        621,500

Real estate acquired in settlement of loans (Note 6)            59,925         71,869

Office properties and equipment, at cost, less
   accumulated depreciation (Note 5)                         1,080,167      1,147,272

Prepaid expenses and other assets                              168,770        285,249

Deferred income taxes (Note 12)                                 64,530        258,536
                                                           -----------    -----------


      TOTAL ASSETS                                         $74,753,070    $73,915,186
                                                           ===========    ===========

See notes to financial statements.

          FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF CHILTON COUNTY
                                Clanton, Alabama

                        STATEMENTS OF FINANCIAL CONDITION
                             June 30, 1997 and 1996

--------------------------------------------------------------------------------

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                              1 9 9 7             1 9 9 6
                                                           ------------        ------------
Liabilities:
   Deposit accounts (Note 7)                               $ 68,152,460        $ 69,525,183
   Advances from Federal Home Loan Bank (Note 8)              2,000,000                   0
   Accounts payable and accrued expenses                        147,763             193,660
   Accrued interest                                              72,053              68,664
   Accrued income taxes - current                                 4,935               8,687
                                                           ------------        ------------

      Total Liabilities                                      70,377,211          69,796,194
                                                           ------------        ------------

Commitments and Contingencies (Note 16)

Stockholders' Equity (Note 10):
   Serial preferred stock, 5,000,000 shares
      authorized and unissued                                         0                   0
   Common stock, $ .01 par value, 15,000,000
      shares authorized, 173,822 shares issued
      and 169,222 shares outstanding (Note 9)                     1,738               1,738
   Additional paid-in capital                                 1,520,870           1,520,870
   Retained earnings - substantially restricted               3,490,941           3,558,485
   Net unrealized losses of available-for-sale
      securities (net of tax benefit of $61,197
      and $262,579 in 1997 and 1996, respectively)
      (Note 1)                                                 (587,090)           (911,501)
   Treasury stock, 4,600 shares at cost                         (50,600)            (50,600)
                                                           ------------        ------------

      Total Stockholders' Equity                              4,375,859           4,118,992
                                                           ------------        ------------





      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY           $ 74,753,070        $ 73,915,186
                                                           ============        ============

See notes to financial statements.

          FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF CHILTON COUNTY
                                Clanton, Alabama

                            STATEMENTS OF OPERATIONS
                For the Years Ended June 30, 1997, 1996 and 1995

--------------------------------------------------------------------------------

                                                        1 9 9 7        1 9 9 6     1 9 9 5
                                                      -----------    ----------   ----------
Interest Income:
   Interest on mortgage loans                         $ 2,160,971    $2,120,921   $2,034,147
   Interest and dividends on investments-
      taxable                                           1,639,682     1,583,588    1,553,935
   Interest and dividends on investments-
      non-taxable                                          90,162        96,456       87,575
   Interest on mortgage-backed securities                 744,353       757,972      821,716
   Interest on other loans                                875,103       680,857      471,238
                                                      -----------    ----------   ----------

      Total Interest Income                             5,510,271     5,239,794    4,968,611
                                                      -----------    ----------   ----------

Interest Expense:
   Interest on deposit accounts (Note 7)                3,724,099     3,833,197    3,163,178
   Interest on borrowed funds (Note 8)                    112,152        34,081       94,482
                                                      -----------    ----------   ----------

      Total Interest Expense                            3,836,251     3,867,278    3,257,660
                                                      -----------    ----------   ----------

Net Interest Income                                     1,674,020     1,372,516    1,710,951
Loss Provision on Loans                                    63,767        84,645       52,643
                                                      -----------    ----------   ----------

   Net Interest Income After
      Provision for Losses on Loans                     1,610,253     1,287,871    1,658,308
                                                      -----------    ----------   ----------

Other Income:
   Gain (loss) on sale of mortgage-backed
      securities                                          (10,022)       20,516        3,604
   Gain on sale of investment securities                   40,621        19,645        1,207
   Fees/miscellaneous charges on loans                     81,670        93,128       77,094
   Returned check charges                                  64,128        59,047       46,220
   Miscellaneous other income                              52,024        64,491       67,198
                                                      -----------    ----------   ----------

      Total Other Income                                  228,421       256,827      195,323
                                                      -----------    ----------   ----------



                                   (Continued)

See notes to financial statements.

          FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF CHILTON COUNTY
                                Clanton, Alabama

                      STATEMENTS OF OPERATIONS (Continued)
                For the Years Ended June 30, 1997, 1996 and 1995

--------------------------------------------------------------------------------

                                                         1 9 9 7        1 9 9 6        1 9 9 5
                                                       -----------    -----------    -----------
Other Expenses:
   Salaries and employee benefits                      $   588,428    $   558,435    $   527,296
   Office building and equipment expense                   161,652        159,593        157,332
   Deposit insurance expense                               113,920        154,320        150,336
   Legal and professional fees                             168,335        108,001        181,014
   Data processing expense                                 123,815        117,671        108,608
   (Income) loss on foreclosed real estate                   9,909         35,209         (9,020)
   Loss on other foreclosed assets                          58,484              0              0
   Settlement of lawsuit                                         0              0        275,000
   Special SAIF assessment                                 430,132              0              0
   Other operating expenses                                256,041        241,618        227,917
                                                       -----------    -----------    -----------

      Total Other Expenses                               1,910,716      1,374,847      1,618,483
                                                       -----------    -----------    -----------

Income (Loss) Before Income Taxes                          (72,042)       169,851        235,148
                                                       -----------    -----------    -----------

Provision for Income Tax Expense
   (Benefit) (Note 12):
     Current                                               (44,504)        71,589         33,403
     Deferred                                               (7,376)        (9,076)        47,119
                                                       -----------    -----------    -----------

      Total Income Tax Expense (Benefit)                   (51,880)        62,513         80,522
                                                       -----------    -----------    -----------

Net Income (Loss)                                      $   (20,162)   $   107,338    $   154,626
                                                       ===========    ===========    ===========




Earnings Per Share
------------------
Net Earnings (Loss) Per Share (Note 14)                $      (.12)   $       .63    $       .91
                                                       ===========    ===========    ===========

See notes to financial statements.

          FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF CHILTON COUNTY
                                Clanton, Alabama

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                For the Years Ended June 30, 1997, 1996 and 1995

--------------------------------------------------------------------------------

                                                    Common Stock
                                                -------------------    Additional                                      Total
                                                Number of   $ .01       Paid In    Retained   Valuation   Treasury  Stockholders'
                                                 Shares   Par Value     Capital    Earnings    Reserve      Stock      Equity
                                                --------- ---------    ----------  --------   ---------   --------  -------------

Balance at June 30, 1994                        173,822   $   1,738   $1,520,870  $3,392,977  $(506,740)  $(50,600)  $4,358,245
Adjustment to beginning balance for
  change in accounting principle, net of
  income tax benefit of $52,535 (Note 1)                                                        (78,803)                (78,803)
Net income for year ended June 30, 1995                                              154,626                            154,626
Cash dividends, $ .29 per share                                                      (49,074)                           (49,074)
Net change in unrealized gain (loss) of
  available-for-sale securities, net of
  income tax expense of $76,559                                                                 187,581                 187,581
                                               --------   ---------   ----------  ----------  ---------   --------   ----------

Balance at June 30, 1995                        173,822       1,738    1,520,870   3,498,529   (397,962)   (50,600)   4,572,575
Net income for year ended June 30, 1996                                              107,338                            107,338
Cash dividends, $ .28 per share                                                      (47,382)                           (47,382)
Net change in unrealized gain (loss) of
  available-for-sale securities net of
  income tax benefit of $286,603                                                               (513,539)               (513,539)
                                               --------   ---------   ----------  ----------  ---------   --------   ----------

Balance at June 30, 1996                        173,822       1,738    1,520,870   3,558,485   (911,501)   (50,600)   4,118,992
Net income (loss) for year ended June 30, 1997                                       (20,162)                           (20,162)
Cash dividends, $ .28 per share                                                      (47,382)                           (47,382)
Net change in unrealized gain (loss) of
  available-for-sale securities net of
  income tax expense of $201,382                                                                324,411                 324,411
                                               --------   ---------   ----------  ----------  ---------   --------   ----------

Balance at June 30, 1997                        173,822   $   1,738   $1,520,870  $3,490,941  $(587,090)  $(50,600)  $4,375,859
                                               ========   =========   ==========  ==========  =========   ========   ==========

 See notes to financial statements.

          FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF CHILTON COUNTY
                                Clanton, Alabama

                          STATEMENTS OF CASH FLOWS
              For the Years Ended June 30, 1997, 1996 and 1995

--------------------------------------------------------------------------------

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                           1 9 9 7      1 9 9 6      1 9 9 5
                                                         -----------  -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income (loss)                                         $ (20,162)   $ 107,338    $ 154,626

Adjustments to reconcile net income (loss) to
net cash provided by operating activities:
   Accretion (amortization) of:
      Discounts and premiums on loans,
      mortgage-backed securities and
      investment securities                                  13,853       (6,833)         768
      Deferred loan origination fees                          6,866       28,214       50,527
   Provision for losses on loans and
    real estate owned                                        71,710       90,676       56,197
   Net (gain) loss on sales of:
      Mortgage-backed securities                             10,022      (20,516)      (3,604)
      Investment securities                                 (40,621)     (19,645)      (1,207)
      Foreclosed real estate                                  1,964            0       (9,307)
   Depreciation                                              76,906       78,723       76,274
   (Increase) decrease in other assets:
      Prepaid and other assets                              116,479      (97,099)    (123,621)
      Accrued interest receivable                           117,552      (42,074)     (22,943)
   Increase (decrease) in other liabilities:
         Unearned discounts                                 (61,029)     186,292       87,080
         Accrued interest payable                             3,388      (23,884)      39,291
         Accrued income taxes                                (3,752)       8,687     (278,256)
         Deferred income taxes                               (7,376)      (9,076)      47,119
         Accounts payable and other
          expenses                                          (45,899)    (221,763)     282,525
                                                          ---------    ---------    ---------

   Net Cash Provided by Operating
    Activities                                              239,901       59,040      355,469
                                                          ---------    ---------    ---------



                                   (Continued)

See notes to financial statements.

          FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF CHILTON COUNTY
                                Clanton, Alabama

                      STATEMENTS OF CASH FLOWS (Continued)
                For the Years Ended June 30, 1997, 1996 and 1995

--------------------------------------------------------------------------------

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                           1 9 9 7        1 9 9 6        1 9 9 5
                                         -----------    -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:

(Increase) decrease in certificate
   of deposit                            $     1,311    $    (1,311)   $         0
Loan originations, net of loan
  repayments                                 555,170     (5,382,611)       442,619
Purchases of mortgage-backed
   securities, available-for-sale         (4,771,776)    (5,989,559)      (282,549)
Purchases of mortgage-backed
   securities, held-to-maturity                    0              0     (2,479,394)
Principal payments on mortgage-backed
  securities                               1,335,326      1,416,416      1,078,902
Proceeds from sales of mortgage-backed
   securities, available-for-sale          4,250,535      5,523,659              0
Proceeds of sales of mortgage-backed
   securities, held-to-maturity                    0              0      2,762,511
Purchases of investment securities,
   available-for-sale                     (4,304,511)    (3,043,660)    (2,033,067)
Purchases of investment securities,
   held-to-maturity                                0              0       (866,522)
Proceeds from sales of investment
   securities, available-for-sale          6,304,605      2,362,650        251,406
Proceeds from maturities of investment
   securities, available-for-sale          2,500,000      2,850,000        100,000
Proceeds from maturities of investment
   securities, held-to-maturity              300,000        750,000        300,000
Proceeds from sales of foreclosed
  real estate                                 74,251              0         49,574
Purchases of properties and equipment         (9,801)       (23,961)       (15,238)
Net expenditures on foreclosed real
   estate                                    (72,215)        (1,438)             0
                                         -----------    -----------    -----------

   Net Cash Provided (Used) by
      Investing Activities                 6,162,895     (1,539,815)      (691,758)
                                         -----------    -----------    -----------


                                   (Continued)

See notes to financial statements.

          FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF CHILTON COUNTY
                                Clanton, Alabama

                      STATEMENTS OF CASH FLOWS (Continued)
                For the Years Ended June 30, 1997, 1996 and 1995

--------------------------------------------------------------------------------

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                            1 9 9 7        1 9 9 6        1 9 9 5
                                          -----------    -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:

Net increase (decrease) in non-interest
   bearing demand, savings and NOW
   deposit accounts                       $(1,965,597)   $  (911,902)   $(6,944,194)
Net increase in time deposits                 592,875      3,038,325      7,840,270
Proceeds from FHLB advances and
   other borrowings                         2,000,000              0      4,000,000
Repayment of borrowings                             0     (1,000,000)    (3,000,000)
Dividends paid                                (47,382)       (47,382)       (49,074)
                                          -----------    -----------    -----------

  Net Cash Provided by Financing
      Activities                              579,896      1,079,041      1,847,002
                                          -----------    -----------    -----------


Net Increase (Decrease) in Cash and
  Cash Equivalents                          6,982,692       (401,734)     1,510,713

Cash and Cash Equivalents -
  Beginning of Year                         1,713,726      2,115,460        604,747
                                          -----------    -----------    -----------

Cash and Cash Equivalents -
  End of Year                             $ 8,696,418    $ 1,713,726    $ 2,115,460
                                          ===========    ===========    ===========



                            SUPPLEMENTAL DISCLOSURES

Cash paid during the year for interest     $3,832,862   $3,891,162     $3,218,369
Cash paid during the year for income
   taxes                                        8,687      104,966        399,281
Loans transferred to foreclosed real
   estate during year                          75,361       57,936         48,483
Proceeds from sales of foreclosed real
   estate financed through loans               24,000       65,000              0
Total increase in unrealized gain (loss)
   on securities available-for-sale           525,793     (800,142)       264,140

See notes to financial statements.

          FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF CHILTON COUNTY
                                Clanton, Alabama

                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Nature of Operations - The Association provides a variety of financial services to individuals and corporate customers through its two branches in Clanton and Centreville, Alabama. The Association's primary deposit products are interest-bearing checking accounts and certificates of deposit. Its primary lending products are single-family residential loans. The Association is subject to competition from other financial institutions. The Association is also subject to the regulations of certain federal agencies and undergoes period examinations by those regulatory authorities.

      Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for losses on loans and foreclosed real estate, management obtains independent appraisals for significant properties.

      A majority of the Association's loan portfolio consists of single-family residential loans in the Clanton, Alabama area. Accordingly, the ultimate collectibility of a substantial portion of the Association's loan portfolio and the recovery of a substantial portion of the carrying amount of foreclosed real estate are susceptible to changes in local market conditions.

      While management uses available information to recognize losses on loans and foreclosed real estate, future additions to the allowances may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Association's allowances for losses on loans on foreclosed real estate. Such agencies may require the Association to recognize additions to the allowances based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the allowances for losses on loans and foreclosed real estate may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.


                                   (Continued)

          FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF CHILTON COUNTY
                                Clanton, Alabama

                    NOTES TO FINANCIAL STATEMENTS (Continued)

--------------------------------------------------------------------------------

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Investment Securities - On July 1, 1994, the Association adopted the provisions of Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities (SFAS No. 115). In accordance with SFAS No. 115, prior period financial statements have not been restated to reflect the change in accounting principle. For purposes of adopting SFAS No. 115, the Association has classified all of its investments as either held-to-maturity, trading, or available-for-sale securities, based on the following criteria:

         Trading Securities - Securities that are held for short-term resale are classified as trading account securities and recorded at their fair values. Realized and unrealized gains and losses on trading account securities are included in other income. The Association had no securities classified as trading account securities at June 30, 1997 or 1996.

         Securities Held-to-Maturity - Government, Federal agency, and corporate debt securities that management has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts that are recognized in interest income using methods approximating the interest method over the period to maturity. Mortgage-backed securities represent participating interests in pools of long-term first mortgage loans originated and serviced by issuers of the securities. Mortgage-backed securities are carried at unpaid principal balances, adjusted for unamortized premiums and unearned discounts. Premiums and discounts are amortized using methods approximating the interest method over the remaining period to contractual maturity, adjusted for anticipated prepayments.

         Securities Available-for-Sale - Available-for-sale securities consist of investment securities not classified as trading securities nor as held-to-maturity securities. Unrealized holding gains and losses, net of tax, on available-for-sale securities are reported as a net amount in a separate component of stockholders' equity until realized. Gains and losses on the sale of available-for-sale securities are determined using the specific-identification method. The amortization of premiums and the accretion of discounts are recognized in interest income using methods approximating the interest method over the period of maturity.

         Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary result in write-downs of the individual securities to their fair value. The related write-downs are included in earnings as realized losses.



                                   (Continued)

          FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF CHILTON COUNTY
                                Clanton, Alabama

                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Loans - Loans are stated at unpaid principal balances, less the allowance for loan losses and net deferred loan fees and unearned discounts.

      Unearned discounts on installment loans are recognized as income over the term of the loans using a method that approximates the interest method.

      Loan origination and commitment fees, as well as certain direct origination costs, are deferred and amortized as a yield adjustment over the lives of the related loans using the interest method. Amortization of deferred loan fees is discontinued when a loan is placed on nonaccrual status.

      Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote. Interest payments received on such loans are applied as a reduction of the loan principal balance. Interest income on other impaired loans is recognized only to the extent of interest payments received.

      The allowance for loan losses is maintained at a level which, in management's judgment, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, economic conditions and other risks inherent in the portfolio. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows. The allowance is increased by a provision for loan losses, which is charged to expense, and reduced by charge-offs, net of recoveries.

      Foreclosed Real Estate - Foreclosed real estate includes both formally foreclosed property and in-substance foreclosed property. In-substance foreclosed properties are those properties for which the institution has taken physical possession, regardless of whether formal foreclosure proceedings have taken place.

      At the time of foreclosure, foreclosed real estate is recorded at the lower of the Association's cost or the asset's fair value, less estimated costs to sell, which becomes the property's new basis. Any write-downs based on the asset's fair value at date of acquisition are charged to the allowance for loan losses. After foreclosure, these assets are carried at the lower of their new cost basis or fair value less cost to sell. Costs incurred in maintaining foreclosed real estate and subsequent write-downs to reflect declines in the fair value of the property are included in income (loss) on foreclosed real estate.


                                   (Continued)

          FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF CHILTON COUNTY
                                Clanton, Alabama

                    NOTES TO FINANCIAL STATEMENTS (Continued)

--------------------------------------------------------------------------------

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Premises and Equipment - Land is carried at cost. Other premises and equipment are recorded at cost and are depreciated on the straight-line method. Depreciation and amortization are provided over the estimated useful lives of the respective assets.

      Income Taxes - Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of available-for-sale securities, allowance for loan losses, stock dividends received, certain loan fees, and accumulated depreciation for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets and liabilities are reflected at income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

      Statements of Cash Flows - The Association considers all cash and amounts due from depository institutions, interest-bearing deposits in other banks, and federal funds sold to be cash equivalents for purposes of the statements of cash flows.

      Fair Values of Financial Instruments - Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized in the statement of financial condition. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Statement No. 107 excludes certain financial instruments and all non-financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Association.

      The following methods and assumptions were used by the Association in estimating its fair value disclosures for financial instruments:

         Cash and cash equivalents: The carrying amounts reported in the statement of financial condition for cash and cash equivalents approximate those assets' fair values.

         Certificate of deposits: Fair values for time deposits are estimated using a discounted cash flow analysis that applies interest rates currently being offered on certificates to a schedule of aggregated contractual maturities on such time deposits.

                                   (Continued)

          FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF CHILTON COUNTY
                                Clanton, Alabama

                    NOTES TO FINANCIAL STATEMENTS (Continued)

--------------------------------------------------------------------------------

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Fair Values of Financial Instruments (Continued)

         Investment securities (including mortgage-backed securities): Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

         Loans: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying amounts. The fair values for other loans (for example, fixed rate commercial real estate and rental property mortgage loans and commercial and industrial loans) are estimated using discounted cash flow analysis, based on interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Loan fair value estimates include judgments regarding future expected loss experience and risk characteristics. The carrying amount of accrued interest receivable approximates its fair value.

         Deposits: The fair values disclosed for demand deposits (for example, interest-bearing checking accounts and passbook accounts) are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated contractual maturities on such time deposits. The carrying amount of accrued interest payable approximates fair value.

         Short-term borrowings and notes payable: The carrying amounts of short-term borrowings and notes payable approximate their fair values.

         Advance payments by borrowers for taxes and insurance (escrows): The carrying amount of escrow accounts approximate fair value.

         Loan commitments: Commitments to extend credit were evaluated and fair value was estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates.

      Reclassifications - Certain amounts in the financial statements presented have been reclassified from amounts previously reported in order to be comparable between years. These reclassifications have no effect on previously reported shareholders' equity or net income during the period involved.

          FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF CHILTON COUNTY
                                Clanton, Alabama

                    NOTES TO FINANCIAL STATEMENTS (Continued)

--------------------------------------------------------------------------------

2.    INVESTMENT SECURITIES

      Investment securities have been classified according to management's intent. The amortized cost of securities and their approximate fair values are as follows:

                                                               June 30, 1997
                                   ----------------------------------------------------------------------
                                                         Gross               Gross
                                   Amortized           Unrealized          Unrealized            Fair
                                      Cost               Gains               Losses              Value
                                   ----------          ----------          -----------         ----------
      Investment securities, held-to-maturity:

      U.S. Treasury securities
      and obligations of U.S.
      Government Corporations
      and agencies                 $ 5,956,464         $       0           $  (165,139)        $ 5,791,325

      Mortgage-backed
        securities                     133,994                 0                (1,805)            132,189

      Corporate securities           2,640,826            13,740               (21,212)          2,633,354
                                   -----------          --------           -----------         -----------

                                   $ 8,731,284         $  13,740           $  (188,156)        $ 8,556,868
                                   ===========          ========           ===========         ===========


      Investment securities, available-for-sale:

      U.S. Treasury securities
      and obligations of U.S.
      Government Corporations
      and agencies                 $ 5,350,339         $   2,651           $  (135,336)        $ 5,217,654

      Obligations of state and
      political subdivisions            55,182                 0                  (378)             54,804

      Mortgage-backed
        securities                  10,169,518           112,556               (65,542)         10,216,532

      Corporate securities           1,441,887                 0               (37,359)          1,404,528

      Collateralized
        mortgage obligations         1,000,605                 0               (29,583)            971,022

      Equity securities              3,387,962                 0              (495,295)          2,892,667

      Other investments                128,128                 0                     0             128,128
                                   -----------         ---------           -----------         -----------

                                   $21,533,621         $ 115,207           $  (763,493)        $20,885,335
                                   ===========         =========           ===========         ===========



                                   (Continued)

          FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF CHILTON COUNTY
                                Clanton, Alabama

                    NOTES TO FINANCIAL STATEMENTS (Continued)

--------------------------------------------------------------------------------

2.      INVESTMENT SECURITIES (Continued)

                                                                 June 30, 1996
                                     ----------------------------------------------------------------------
                                                           Gross               Gross
                                     Amortized           Unrealized          Unrealized            Fair
                                        Cost               Gains               Losses              Value
                                     ----------          ----------          -----------         ----------
        Investment securities, held-to-maturity:

        U.S. Treasury securities
        and obligations of U.S.
        Government Corporations
        and agencies                $ 5,960,132         $        0          $   (347,167)        $ 5,612,965

        Mortgage-backed
          securities                    402,363                 45                (7,915)            394,493

        Corporate securities          2,950,143              8,304               (57,017)          2,901,430
                                    -----------         ----------           -----------         -----------

                                    $ 9,312,638         $    8,349          $   (412,099)        $ 8,908,888
                                    ===========         ==========          ============         ===========


        Investment securities, available-for-sale:

        U.S. Treasury securities
        and obligations of U.S.
        Government Corporations
        and agencies                $ 7,653,613         $       0           $  (358,850)        $ 7,294,763

        Obligations of state and
        political subdivisions        1,680,294            58,713                (5,028)          1,733,979

        Mortgage-backed
          securities                 10,752,277            64,970              (297,851)         10,519,396

        Corporate securities          1,520,535                 0               (76,589)          1,443,946

        Collateralized
          mortgage obligations        1,001,180                 0               (41,812)            959,368

        Equity securities             3,886,712                 0              (517,633)          3,369,079

        Other investments                93,319                 0                     0              93,319
                                    -----------         ---------           -----------         -----------

                                    $26,587,930         $ 123,683           $(1,297,763)        $25,413,850
                                    ===========         =========           ===========         ===========


                                   (Continued)

          FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF CHILTON COUNTY
                                Clanton, Alabama

                    NOTES TO FINANCIAL STATEMENTS (Continued)

--------------------------------------------------------------------------------
2.   INVESTMENT SECURITIES (Continued)

     The amortized cost and estimated market value of investment securities held-to-maturity and available-for-sale at June 30, 1997, by contractual maturity, are shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                     Securities                     Securities
                                   Held-to-Maturity              Available-for-Sale
                                ----------------------      ------------------------
                                Amortized       Fair        Amortized       Fair
                                   Cost         Value         Cost          Value
                                ----------   -----------   -----------   -----------
     Due in one year or less    $3,651,776   $ 3,558,515   $         0   $         0
     Due after one year
       through five years        5,079,508     4,998,353     1,550,821     1,524,613
     Due after five years
       through ten years                 0             0     5,296,587     5,152,373
     Due after ten years                 0             0    11,170,123    11,187,554
                                ----------   -----------   -----------   -----------

       Total debt securities     8,731,284     8,556,868    18,017,531    17,864,540

       Equity securities and
         other investments
         having no specified
         due date                        0             0     3,516,090     3,020,795
                                ----------   -----------   -----------   -----------

                                $8,731,284   $ 8,556,868   $21,533,621   $20,885,335
                                ==========   ===========   ===========   ===========

     During 1997 the Association sold securities available-for-sale for total proceeds of $10,555,140, resulting in gross realized gains of $82,477 and gross realized losses of $51,878. During 1996 the Association sold securities available-for-sale for total proceeds of $7,886,309, resulting in gross realized gains of $62,249 and gross realized losses of $22,088. During 1995 the Association sold securities available-for-sale for total proceeds of $251,406, resulting in gross realized gains of $4,811.

     During 1996 the Association transferred securities from the held-to-maturity category to the available-for-sale category. The amortized costs of the transferred securities was $17,252,348, and the related unrealized gain was $14,205. During 1996 the Association also transferred securities from the available-for-sale category to the held-to-maturity category. The market value of the transferred securities was $771,758 and the related unrealized gain was $1,987. The decision to transfer the securities was based on guidance provided under A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities as issued by the Financial Accounting Standards Board.


                                   (Continued)

          FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF CHILTON COUNTY
                                Clanton, Alabama

                    NOTES TO FINANCIAL STATEMENTS (Continued)

--------------------------------------------------------------------------------

2.   INVESTMENT SECURITIES (Continued)

     At June 30, 1997, investment securities with an amortized cost of $63,895 were pledged as security for various demand deposits.

     At June 30, 1997, the Association had entered into a commitment to purchase certain investment securities for a total price of approximately $4,800,000. The investments are mortgage backed securities scheduled to be issued and settled in July 1997.


3.   LOANS RECEIVABLE

     A summary of loans receivable is as follows:

                                                                1997              1996
                                                           ------------         -----------
     Mortgage Loans:
       Conventional loans:
         1-4 family dwellings                              $ 20,925,017        $ 22,409,017
         Commercial real estate                               4,179,813           1,381,148
       Construction loans                                     1,090,106           3,967,463
       Participation investment in loans purchased               27,697              57,644
                                                           ------------        ------------
                                                             26,222,633          27,815,272
     Deduct:
       Undisbursed portion of construction loans               (192,627)         (1,640,414)
       Allowance for losses                                    (132,125)           (135,696)
       Unearned loan origination fees                           (99,646)           (131,012)
                                                           ------------        ------------
                                                             25,798,235          25,908,150
                                                           ------------        ------------

     Other Loans:
       Consumer loans                                         6,905,863           7,335,889
       Loans to depositors, secured by savings                1,712,388           1,758,364
                                                           ------------        ------------
                                                              8,618,251           9,094,253
     Deduct:
       Unearned discounts                                      (440,934)           (501,964)
       Allowance for losses                                    (132,856)           (131,201)
                                                           ------------        ------------
                                                              8,044,461           8,461,088
                                                           ------------        ------------

     Total Loans                                           $ 33,842,696        $ 34,369,238
                                                           ============        ============


     At June 30, 1997 and 1996, the total recorded investment in impaired loans, all of which had allowances determined in accordance with SFAS No. 114 and No. 118, amounted to approximately $521,000 and $16,500, respectively. The average recorded investment in impaired loans amounted to approximately $80,000 and $23,000 for the years ended June 30, 1997 and 1996, respectively. The allowance for loan losses related to impaired loans amounted to approximately $59,000 and $14,500 at June 30, 1997 and 1996, respectively. Interest income of approximately $5,800 and $600 on impaired loans was recognized for cash payments received in 1997 and 1996, respectively.


                                   (Continued)

          FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF CHILTON COUNTY
                                Clanton, Alabama

                    NOTES TO FINANCIAL STATEMENTS (Continued)

--------------------------------------------------------------------------------

3.      LOANS RECEIVABLE (Continued)

        Also, at June 30, 1997 and 1996, the Association had other non-accrual loans of approximately $223,000 and $219,000, respectively, for which impairment had not been recognized. If interest on these loans had been recognized at the original interest rates, interest income would have increased approximately $13,000 and $9,600, respectively.

        The Association has no commitments to loan additional funds to the borrowers of impaired or non-accrual loans.

        The weighted average interest rate on all loans was 8.78% and 8.67% at June 30, 1997 and 1996, respectively.

        In the ordinary course of business, the Association makes loans to directors, officers and employees of the Association. In the opinion of management, related party loans are made on substantially the same terms, including interest rates and collateral, as comparable transactions with unrelated parties, and do not include more than the normal risks of collectability. The amount of such related party loans was $344,996 and $260,008 at June 30, 1997 and 1996, respectively.

        Activity in related party loans is summarized below:

                                               1997           1996
                                            ----------     ---------
          Balance at beginning of year      $ 260,008      $ 103,683
          New loans                           140,241        232,565
          Repayments                          (55,253)       (76,240)
                                            ---------      ---------

          Balance at end of year            $ 344,996      $ 260,008
                                            =========      =========


        During the years ended June 30, 1997 and 1996 the Association renegotiated certain past due loans in the approximate amounts of $221,510 and $482,500, respectively. The effect of the transaction was to capitalize accrued interest on the various loans and to continue payments under the same interest rates and maturities. The monthly installment payments are normally increased to cover the capitalized interest.


                                   (Continued)

          FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF CHILTON COUNTY
                                Clanton, Alabama

                    NOTES TO FINANCIAL STATEMENTS (Continued)

--------------------------------------------------------------------------------

3.      LOANS RECEIVABLE (Continued)

        The following is a reconciliation of the allowance for loan losses:

                                               1997        1996           1995
                                             ----------   ---------     ---------
        Mortgage Loans:
          Balance at beginning of period     $ 135,696    $ 173,060    $ 238,500
          Provision for losses                  58,508        8,803        8,842
          Loans charged off and
            recoveries, net                     (5,434)       5,574      (65,423)
          Transfers to REO reserves                  0        2,574       (8,859)
          Transfers to other reserves          (56,645)     (54,315)           0
                                             ---------    ---------    ---------

        Balance at End of Period             $ 132,125    $ 135,696    $ 173,060
                                             =========    =========    =========

        Other Loans:
          Balance at beginning of period     $ 131,201    $  54,904    $  39,214
          Provision for losses                   5,259       75,842       43,801
          Loans charged off and
            recoveries, net                    (60,249)     (53,860)     (28,111)
          Transfers from other
            reserves                            56,645       54,315            0
                                             ---------    ---------    ---------

        Balance at End of Period             $ 132,856    $ 131,201    $  54,904
                                             =========    =========    =========



4.      INTEREST RECEIVABLE

        A summary of interest receivable is as follows:

                                                             1997       1996
                                                           --------   ---------
        Accrued interest receivable on loans               $266,290   $284,270
        Accrued interest receivable on
          mortgage-backed securities                         51,518     70,625
        Accrued interest on investments                     184,637    265,102
                                                           --------   --------

                                                           $502,445   $619,997
                                                           ========   ========


          FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF CHILTON COUNTY
                                Clanton, Alabama

                    NOTES TO FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------

5.      OFFICE PROPERTIES AND EQUIPMENT

        Office properties and equipment are summarized by major classification as follows:

                                                        1997           1996
                                                     ----------      ----------
          Office buildings - land                    $  140,559      $  140,559
          Buildings                                   1,376,548       1,376,548
          Furniture and equipment                       447,405         437,604
                                                     ----------      ----------

                                                      1,964,512       1,954,711
          Less: Accumulated depreciation                884,345         807,439
                                                     ----------      ----------

            Net Office Properties and Equipment      $1,080,167      $1,147,272
                                                     ==========      ==========

        Depreciation in the amount of $76,906, $78,723 and $76,274 is included in the statements of operations for the years ended June 30, 1997, 1996 and 1995, respectively.



6.      REAL ESTATE ACQUIRED IN SETTLEMENT OF LOANS

        The following is a reconciliation of allowances for losses on real estate acquired in settlement of loans:

                                             1997            1996       1995
                                           -------         -------    --------
          Balance at beginning of period   $ 7,985         $ 8,859    $      0
          Provision for losses and
            transfers from loan reserves     7,944           3,457      12,413
          Charge-offs                            0               0           0
          Offset against asset basis        (9,271)         (4,331)     (3,554)
                                           -------         -------    --------

          Balance at end of period         $ 6,658         $ 7,985    $  8,859
                                           =======         =======    ========

          FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF CHILTON COUNTY
                                Clanton, Alabama

                    NOTES TO FINANCIAL STATEMENTS (Continued)

--------------------------------------------------------------------------------

7.   DEPOSIT ACCOUNTS

     Deposit accounts are summarized as follows:


       Type of Account                      Stated Rate      1997              1996
       ---------------                      -----------     ----------       ----------
       Transaction Accounts:

         NOW and Super NOW with
         weighted average rates of
         2.91% and 2.90% at June 30,
         1997 and 1996, respectively                         $ 5,195,083    $ 5,374,617
                                                             -----------    -----------

       Passbook Accounts, with rate
         of 3.25% at June 30, 1997
         and 1996                                              6,376,662      6,316,575
                                                             -----------    -----------

       Certificate Accounts:

         Fixed rates                                 7.75              0          1,272

         Variable rate with weighted
         average rates of 5.90% and
         6.10% at June 30, 1997 and
         1996, respectively                                   51,629,023     51,034,876

         Money market with weighted
         average rates of 4.96% and
         5.01% at June 30, 1997 and
         1996, respectively                                    4,951,692      6,797,843
                                                             -----------    -----------

           Total Certificate Accounts                         56,580,715     57,833,991
                                                             -----------    -----------

                                                             $68,152,460    $69,525,183
                                                             ===========    ===========


         Weighted average cost of deposit accounts                  5.35%          5.48%
                                                             ===========    ===========

        The aggregate amount of deposit accounts over $100,000 was approximately $13,827,000 and $13,155,000 at June 30, 1997 and 1996, respectively.

        NOW accounts include non-interest bearing deposits of $139,325 and $88,565 at June 30, 1997 and 1996, respectively.

                                  (Continued)

          FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF CHILTON COUNTY
                                Clanton, Alabama

                    NOTES TO FINANCIAL STATEMENTS (Continued)

--------------------------------------------------------------------------------

7.      DEPOSIT ACCOUNTS (Continued)

        Certificate accounts by maturities are as follows:

          Type of Account                     1997            1996
          ---------------                  -----------     ----------
         12 months or less                 $39,730,290     $37,307,875
         12 months to 24 months             11,274,727      16,684,544
         24 months to 36 months              5,438,964       3,239,616
         36 months to 48 months                136,734         601,956
                                           -----------     -----------

                                           $56,580,715     $57,833,991
                                           ===========     ===========


        Interest expense on deposit accounts consisted of the following:

                                       1997         1996         1995
                                    ----------   ----------   ----------
          NOW accounts              $  154,413   $  154,388   $  186,598
          Certificates of deposit    3,362,366    3,464,621    2,675,926
          Passbook accounts            207,320      214,188      300,654
                                    ----------   ----------   ----------

                                    $3,724,099   $3,833,197   $3,163,178
                                    ==========   ==========   ==========


        Deposit accounts of officers, directors and employees of the Association were $3,443,480 and $3,244,205 at June 30, 1997 and 1996, respectively.
        In the opinion of management, such deposits are taken on substantially the same terms as comparable transactions with unrelated parties.

        Income of $6,883, $10,657 and $12,453 from early withdrawal penalties is included in other income for the years ended June 30, 1997, 1996 and 1995, respectively.



8.      ADVANCES FROM THE FEDERAL HOME LOAN BANK

        At June 30, 1997, the Association had outstanding advances of $2,000,000 from the Federal Home Loan Bank. The advances bear a fixed interest rate of 6.21%, payable monthly and maturing August 5, 1998. The advances are secured by a blanket lien on all qualifying first mortgage loans.

          FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF CHILTON COUNTY
                                Clanton, Alabama

                    NOTES TO FINANCIAL STATEMENTS (Continued)

--------------------------------------------------------------------------------

9.     STOCK OPTION AND STOCK PURCHASE PLANS

       The Association has adopted a stock option plan which, under its terms, options to purchase shares of the Association's stock were granted to certain directors and employees at a price equal to the market price of the stock at the date of grant ($10.00). As of June 30, 1997, none of the options had been exercised; 7,215 of the options expire in 1998, and 5,716 of the options expire in 1999.

       The Association also has approved an employees' stock ownership plan, which may purchase up to 1% of the common stock issued during the conversion from a mutual association to a stock association in 1988. In April 1997, the plan was no longer authorized to purchase stock by the Board of Directors.

10.    REGULATORY MATTERS

       The Association is subject to various regulatory capital requirements administered by its primary federal regulator, the Office of Thrift Supervision (OTS). Failure to meet the minimum regulatory capital requirements can initiate certain mandatory, and possible additional discretionary actions by regulators that, if undertaken, could have a direct material affect on the Association and the financial statements. Under the regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, the Association must meet specific capital guidelines involving quantitative measures of the Association's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Association's capital amounts and classification under the prompt corrective action guidelines are also subject to qualitative judgements by the regulators about components, risk weightings, and other factors.

       Quantitative measures established by regulation to ensure capital adequacy require the Association to maintain minimum amounts and ratios of: total risk-based capital and Tier I capital to risk-weighted assets (as defined in the regulations), Tier I capital to adjusted total assets (as defined), and tangible capital to adjusted total assets (as defined). As discussed in greater detail below, as of June 30, 1997, the Association meets all of the capital adequacy requirements to which it is subject.

       As of December 31, 1996, the most recent notification from the OTS, the Association was categorized as well capitalized under the regulatory framework for prompt corrective action. To be categorized as adequately capitalized, the Association must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as disclosed in the table below. There are no conditions or events since the most recent notification that management believes have changed the Association's prompt corrective action category.

                                 (Continued)

          FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF CHILTON COUNTY
                                Clanton, Alabama

                    NOTES TO FINANCIAL STATEMENTS (Continued)

--------------------------------------------------------------------------------

10.    REGULATORY MATTERS (Continued)

       The Association's actual capital amounts and ratios are also presented in the table.


                                                                                                 To Be Well Capitalized
                                                                    For Capital Adequacy         Under Prompt Corrective
                                                Actual                     Purposes                  Action Provision
                                                ------              ----------------------      ------------------------
                                          Amount        Ratio         Amount        Ratio         Amount          Ratio
                                          ------        -----         ------        -----         ------          -----
         At June 30, 1997:

         Total Risk-based capital (to   $ 4,684,074     14.13%      $ 2,651,280   >= 8.00%      $ 3,314,100     >= 10.00%
         risk-weighted assets)

         Tier I capital (to risk-         4,467,654     13.48%        1,325,640   >= 4.00%        1,988,460     >=  6.00%
         weighted assets)

         Tier I capital (to adjusted      4,467,654      5.98%        2,990,123   >= 4.00%        3,737,654     >=  5.00%
         total assets)

         Tangible capital (to             4,467,654      5.98%        1,121,296   >= 1.50%        1,121,296     >=  1.50%
         adjusted total assets)


         At June 30, 1996:

         Total risk-based capital (to     4,767,329     13.90%        2,743,280   >= 8.00%        3,429,100     >= 10.00%
         risk-weighted assets)

         Tier I capital (to risk-         4,512,861     13.16%        1,371,640   >= 4.00%        2,057,460     >=  6.00%
         weighted assets)

         Tier I capital (to adjusted      4,512,861      6.11%        2,956,607   >= 4.00%        3,695,759     >=  5.00%
         total assets)

         Tangible capital (to             4,512,861      6.11%        1,108,728   >= 1.50%        1,108,728     >=  1.50%
         adjusted total assets)

          FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF CHILTON COUNTY
                                Clanton, Alabama

                    NOTES TO FINANCIAL STATEMENTS (Continued)

--------------------------------------------------------------------------------

11.    PROFIT-SHARING PLAN

       The Association has a profit-sharing plan that covers all employees with six months of service, and who are twenty-one years of age. Contributions to the plan are at the discretion of the Board of Directors, within maximum limits prescribed by the Internal Revenue Code. Expense charged to operations was $38,729, $34,778 and $43,387 for the years ended June 30, 1997, 1996 and 1995, respectively.



12.    INCOME TAXES

       The provision for income taxes for each of the three years in the period ended June 30, 1997 consisted of the following:

                                                                       1997               1996                  1995
                                                                     --------           --------              --------
         Current:
           Federal                                                   $(48,762)          $ 62,832              $ 33,403
           State                                                        4,258              8,757                     0
                                                                     --------           --------              --------

                                                                      (44,504)            71,589                33,403
                                                                     --------           --------              --------

         Deferred:
           Federal                                                     (3,649)           (11,848)               41,176
           State                                                       (3,727)             2,772                 5,943
                                                                     --------           --------              --------

                                                                       (7,376)            (9,076)               47,119
                                                                     --------           --------              --------

         Total                                                       $(51,880)          $ 62,513              $ 80,522
                                                                     ========           ========              ========


                                   (Continued)

          FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF CHILTON COUNTY
                                Clanton, Alabama

                    NOTES TO FINANCIAL STATEMENTS (Continued)

--------------------------------------------------------------------------------

12.     INCOME TAXES (Continued)

        A summary of deferred tax assets and liabilities at June 30, 1997 and 1996 is as follows:

                                                                                         June 30, 1997
                                                                      -----------------------------------------------------
                                                                        Deferred         Deferred Tax
                                                                       Tax Assets         Liabilities              Net
                                                                      -----------        ------------        --------------
           Federal                                                    $   162,151        $  (108,213)          $    53,938
           State                                                           32,789            (22,197)               10,592
                                                                      -----------        ----------             ----------

                                                                          194,940           (130,410)               64,530
           Valuation allowance                                                  0                  0                     0
                                                                      -----------         ----------           -----------

             Net                                                      $   194,940        $  (130,410)          $    64,530
                                                                      ===========        ===========           ===========

                                                                                         June 30, 1996
                                                                      ----------------------------------------------------
                                                                        Deferred         Deferred Tax
                                                                       Tax Assets         Liabilities              Net
                                                                      -----------        ------------          -----------
           Federal                                                    $   340,283        $  (118,819)          $   221,464
           State                                                           60,211            (23,139)               37,072
                                                                      -----------        -----------           -----------

                                                                          400,494           (141,958)              258,536
           Valuation allowance                                                  0                  0                     0
                                                                      -----------         ----------           -----------

             Net                                                      $   400,494        $  (141,958)          $   258,536
                                                                      ===========        ===========           ===========

                                   (Continued)

          FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF CHILTON COUNTY
                                Clanton, Alabama

                    NOTES TO FINANCIAL STATEMENTS (Continued)

--------------------------------------------------------------------------------

12.     INCOME TAXES (Continued)

        Temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities that gave rise to significant portions of the deferred tax asset (liability) at June 30, 1997 and 1996 relate to the following:

                                                                                             1997                  1996
                                                                                          -----------          -----------
           Investment securities recorded for financial
           reporting purposes in excess of amount allowed
           for income tax purposes                                                        $    61,197          $   262,579

           Loan loss reserves recorded for financial
           reporting purposes in excess of such
           amounts allowed for income tax purposes                                            108,655              109,953

           Stock dividends from FHLB recognized for
           financial reporting purposes and not for
           income tax purposes                                                               (104,920)            (104,920)

           Loan fees recognized for income tax purposes
           and deferred for financial reporting purposes                                       17,042               23,360

           Accrued interest on certain loans recognized
           on cash basis for income tax purposes                                               (4,955)              (7,972)

           Depreciation for income tax purposes
           recognized in excess of amounts for
           financial reporting purposes                                                       (17,610)             (26,538)

           Others, net                                                                          5,121                2,074
                                                                                          -----------          -----------

                                                                                          $    64,530          $   258,536
                                                                                          ===========          ===========


        Retained earnings at June 30, 1997 include earnings of approximately $814,000 representing bad debt deductions for which no provision for income taxes has been made. If, in the future, the portion of retained earnings is used for purposes other than to absorb bad debt losses, income taxes will be imposed at the then applicable rate. As provided under FASB Statement No. 109, no deferred tax liability has been recognized on the amount of the reserve which arose in tax years beginning prior to December 31, 1987. The amount of such liability would be approximately $326,000 if recorded.

                                   (Continued)

          FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF CHILTON COUNTY
                                Clanton, Alabama

                    NOTES TO FINANCIAL STATEMENTS (Continued)

--------------------------------------------------------------------------------

12.     INCOME TAXES (Continued)

        The provision for income taxes differs from the amounts computed by applying the federal statutory rate to income before income taxes and extraordinary items as follows:


                                                                      1997                  1996                   1995
                                                                  -----------            -----------           -----------
        Tax provision at statutory rate                           $   (24,494)           $    57,727           $    79,950

        Increase (decrease) resulting from:
          Surtax exemption                                                  0                 10,996                (9,169)
          Non-deductible expenses                                       3,221                  3,624                 3,158
          Tax exempt interest                                         (25,319)               (23,769)              (21,444)
          State income taxes (net of
            related federal tax benefit)                                 (917)                 8,575                 5,943
          Other - net                                                  (4,371)                 5,360                22,084
                                                                  -----------            -----------           -----------

                                                                  $   (51,880)           $    62,513           $    80,522
                                                                  ===========            ===========           ===========


13.     LEASES

        The Association leases part of its office facilities under an operating lease which expired in 1994. The lease is now on a month-to-month basis. Lease expense under this arrangement charged to operations was $7,200 for each of the years ended June 30, 1997, 1996 and 1995.


14.     EARNINGS PER SHARE

        Earnings per share for the current period is computed by dividing earnings by the weighted average number of shares outstanding during the period.

        Fully diluted earnings per share amounts are not presented for 1997, 1996 or 1995 because they are not materially dilutive.


15.     EMPLOYMENT CONTRACT

        The Association has entered into an employment contract with its President through 1998 that provides for a minimum annual salary, adjusted annually by the Board of Directors. The current annual compensation under the contract is $66,000. The agreement also provides for certain payments to be made to the President in the event of involuntary termination in connection with certain changes in control of the Association. Such required payments approximate three times the annual salary of the employee.

          FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF CHILTON COUNTY
                                Clanton, Alabama

                    NOTES TO FINANCIAL STATEMENTS (Continued)

--------------------------------------------------------------------------------

16.     COMMITMENTS AND CONTINGENCIES

        The Association has entered into an Amended and Restated Agreement and Plan of Merger, dated as of September 17, 1997 (the "Merger Agreement"), by and among the Association, SouthFirst Bancshares, Inc., a Delaware corporation ("SouthFirst"), and First Federal of the South, a federal stock savings bank and a wholly-owned subsidiary of SouthFirst ("First Federal"). The Merger Agreement supersedes an Agreement and Plan of Merger by and among the parties dated as of April 14, 1997. Pursuant to the Merger Agreement, the Association will be merged with and into First Federal, which will be the surviving savings association. Consummation of the merger is subject to, among other things, approval of the shareholders of both the Association and SouthFirst, and to required regulatory filings and approvals. The merger is expected to be completed in the fourth quarter of 1997 and will be accounted for as a purchase transaction. Under the terms of the Merger Agreement, each share of the Association's issued and outstanding common stock (excluding shares held by shareholders who perfect dissenters' rights, if any) shall cease to be outstanding and shall be converted at the option of the shareholder into the right to receive either (i) $31.50 per share (the "Cash Price Per Share"), (ii) the "Stock Price Per Share" (as defined below), or
        (iii) any combination of the Cash Price Per Share and the Stock Price Per Share. The Stock Price Per Share shall be determined by multiplying the "Average Closing Price", which is defined as the average closing price per share of SouthFirst common stock on the American Stock Exchange, by the "Exchange Ratio", which is defined for each share of the Association's common stock as the number of shares of SouthFirst common stock equal to the quotient obtained by dividing $31.50 by the Average Closing Price. Notwithstanding the foregoing, the total consideration to be paid to the Association's shareholders shall consist of 50% cash and 50% shares of SouthFirst common stock. The transaction is expected to have an aggregate value of approximately $5.6 million, or approximately $31.50 per share of the Association's common stock, which is approximately 124% of the Association's fully diluted book value at June 30, 1997.

        The Association is involved in various legal actions arising in the normal course of business. In the opinion of management, based upon consultation with legal counsel, the ultimate resolution of the proceedings will not have a material adverse effect upon the financial position of the Association.

          FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF CHILTON COUNTY
                                Clanton, Alabama

                    NOTES TO FINANCIAL STATEMENTS (Continued)

--------------------------------------------------------------------------------

17.     FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

        The Association is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit, letters of credit, interest rate caps and floors written. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statement of financial position. The contract or notional amounts of those instruments reflect the extent of involvement the Association has in particular classes of financial instruments.

        The Association's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and letters of credit is represented by the contractual notional amount of those instruments. The Association uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. For interest rate caps and floors, the contract or notional amounts do not represent exposure to credit loss.

        A summary of such instruments at June 30, 1997 and 1996 follows:

                                                                                          Contract of Notional Amount
                                                                                      ---------------------------------
                                                                                          1997                  1996
                                                                                      -----------           -----------
              Financial instruments whose contract amounts represent credit risk:
                Commitments to extend credit                                          $   192,627           $ 1,640,414
                                                                                      ===========           ===========




           Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Association evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Association upon extension of credit is based on management's credit evaluation of the counter-party. Collateral held varies but may include residential property, automobiles and income-producing commercial properties.

           Letters of credit and financial guarantees written are conditional commitments issued by the Association to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

          FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF CHILTON COUNTY
                                Clanton, Alabama

                    NOTES TO FINANCIAL STATEMENTS (Continued)

--------------------------------------------------------------------------------

18.    FAIR VALUES OF FINANCIAL INSTRUMENTS

       The estimated fair values of the Association's financial instruments are as follows (in thousands):


                                                                    June 30, 1997                     June 30, 1996
                                                              -------------------------         ------------------------
                                                              Carrying           Fair           Carrying          Fair
                                                               Amount            Value           Amount           Value
                                                              --------         --------         --------         -------
           Financial assets:
              Cash and cash equivalents                       $  8,696         $  8,696         $  1,714         $  1,714
              Certificate of deposit                               100              100              101              101
              Investment securities                             29,617           29,442           34,726           34,323
              Loans, net of allowance                           33,843           33,950           34,369           34,147
              Accrued interest receivable                          502              502              620              620

           Financial liabilities:
              Deposits                                         (68,152)         (68,042)         (69,525)         (69,999)
              Advances from Federal Home
                Loan Bank                                       (2,000)          (1,996)               0                0



         The carrying amounts in the preceding table are included in the statement of financial condition under the applicable captions.


19.      FINANCIAL ACCOUNTING DEVELOPMENTS

         In June 1996, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (SFAS No. 125). SFAS No. 125 establishes, among other things, new criteria for determining whether a transfer of financial assets in exchange for cash or other consideration should be accounted for as a sale or as a pledge of collateral in a secured borrowing. It also establishes new accounting requirements for pledged collateral. Generally those criteria are based on a consistent application of a financial components approach, that focuses on control. Under that approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. SFAS No. 125 was originally intended to be effective for transactions occurring after December 31, 1996. SFAS No. 127 defers the effective date of SFAS No. 125 for one year as it relates to secured borrowings and collateral and to repurchase agreements, dollar-role, securities lending and similar transactions of SFAS No. 125. The Association has not yet determined the impact, if any, the adoption of SFAS No. 125, as amended by SFAS No. 127, will have on the financial statements.


                                   (Continued)

          FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF CHILTON COUNTY
                                Clanton, Alabama

                    NOTES TO FINANCIAL STATEMENTS (Continued)

--------------------------------------------------------------------------------

19.      FINANCIAL ACCOUNTING DEVELOPMENTS (Continued)

         In February 1997, FASB issued SFAS No. 128, Earnings per Share, and SFAS No. 129, Disclosure of Information About Capital Structure. The Statements change the methods for calculating and disclosing earnings per share and are effective for financial statements issued ending after December 15, 1997.

         In June 1997, FASB issued SFAS 130, Reporting Comprehensive Income. The Statement establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. The Statement is effective for fiscal years beginning after December 15, 1997.

         In June 1997, FASB also issued SFAS No. 131, Disclosure About Segments of an Enterprise and Related Information. The Statement requires that a public business enterprise report financial and descriptive information about its reportable operating segments. The Statement is effective for financial statements for periods beginning after December 15, 1997.

           FIRST FEDERAL SAVINGS & LOAN ASSOCIATION OF CHILTON COUNTY
                                Clanton, Alabama

                 STATEMENTS OF FINANCIAL CONDITION - UNAUDITED
                          September 30, 1997 and 1996
-------------------------------------------------------------------------------

                                     ASSETS

                                                                          1997                    1996
                                                                          ----                    ----
Cash and cash equivalents:

     Cash and amounts due from depository institutions                $   876,971            $ 1,158,496
     Interest-bearing deposits in other banks                             175,300                 80,373
     Federal funds sold                                                 1,500,000                500,000
                                                                        ---------                -------
     Total cash and cash equivalents                                    2,552,271              1,738,869
Certificate of deposit                                                    100,000                102,639
Investment securities, held-to-maturity                                 8,727,604              9,254,813
Investment securities, available-for-sale                              26,732,379             28,216,293
Loans receivable - net                                                 32,423,145             34,200,103
Accrued interest receivable                                               553,261                683,638
Federal Home Loan Bank stock, at cost                                     621,500                621,500
Real estate acquired in settlement of loans                               139,084                 71,869
Office properties and equipment, at cost, less
  accumulated depreciation                                              1,064,391              1,127,110
Prepaid expenses and other assets                                         126,687                473,381
Deferred income taxes                                                           -                203,051
                                                                      -----------            -----------
    TOTAL ASSETS                                                      $73,040,313            $76,693,266
                                                                      ===========            ===========

           FIRST FEDERAL SAVINGS & LOAN ASSOCIATION OF CHILTON COUNTY
                                Clanton, Alabama

                 STATEMENTS OF FINANCIAL CONDITION - UNAUDITED
                          September 30, 1997 and 1996
-------------------------------------------------------------------------------


                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                           1997             1996
                                                                           ----             ----
Liabilities:
     Deposit accounts                                                  $ 66,178,998    $ 69,963,175
     Advances from Federal Home Loan Bank                                 2,000,000       2,000,000
     Accounts payable and accrued expenses                                  141,275         620,113
     Accrued interest                                                        68,299          85,119
     Accrued income taxes                                                    33,940          10,437
                                                                       ------------    ------------
    Total Liabilities                                                  $ 68,422,512    $ 72,678,844
                                                                       ------------    ------------

Stockholders' Equity:
    Serial preferred stock, 5,000,000 shares authorized and unissued   $         --    $         --
        Common stock, $.01 par value, 15,000,000 shares authorized,
           173,822 shares issued, and 169,222 shares outstanding              1,738           1,738
        Additional paid-in capital                                        1,520,870       1,520,870
        Retained earnings - substantially restricted                      3,560,390       3,357,254
        Net unrealized losses of available-for-sale securities             (414,597)       (814,840)
        Treasury stock, 4,600 shares at cost                                (50,600)        (50,600)
                                                                       ------------    ------------
            Total Stockholders' Equity                                    4,617,801       4,014,422
                                                                       ------------    ------------
        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $ 73,040,313    $ 76,693,266
                                                                       ============    ============

           FIRST FEDERAL SAVINGS & LOAN ASSOCIATION OF CHILTON COUNTY
                                Clanton, Alabama

                           STATEMENTS OF OPERATIONS - UNAUDITED
             For the Three Months Ended September 30, 1997 and 1996
-------------------------------------------------------------------------------



                                                              1997         1996
                                                              ----         ----
Interest Income:
    Interest on mortgage loans                            $  498,547   $  566,026
    Interest and dividends on investments - taxable          338,017      395,895
    Interest and dividends on investments - non-taxable          591       24,019
     Interest on mortgage-backed securities                  262,282      194,924
     Interest on other loans                                 239,888      197,926
                                                          ----------   ----------
    Total Interest Income                                 $1,339,325   $1,378,790
                                                          ----------   ----------

Interest Expense:
    Interest on deposit accounts                             893,938      951,118
    Interest on borrowed funds                                31,305       19,343
                                                          ----------   ----------
        Total Interest Expense                               925,243      970,461
                                                          ----------   ----------
Net Interest Income                                          414,082      408,329
Loss Provision on Loans                                       28,702        8,904
                                                          ----------   ----------
Net Interest Income after Provision for Losses on Loans      385,380      399,425
                                                          ----------   ----------

Other Income:
     Fees/miscellaneous charges on loans                      14,369       21,463
     Miscellaneous other income                               25,687       32,964
                                                          ----------   ----------
        Total Other Income                                    40,056       54,427
                                                          ----------   ----------


                                  (Continued)

           FIRST FEDERAL SAVINGS & LOAN ASSOCIATION OF CHILTON COUNTY
                                Clanton, Alabama

                STATEMENTS OF OPERATIONS - UNAUDITED (Continued)
             For the Three Months Ended September 30, 1997 and 1996
-------------------------------------------------------------------------------

                                                    1997           1996
                                                    ----           ----
Other Expenses:
     Salaries and employee benefits               $149,522      $ 156,613
     Office building and equipment expense          36,326         43,479
     Deposit insurance expense                      16,025         44,942
     Legal and professional fees                    14,254         22,164
     Data processing expenses                       29,888         33,874
     (Income) loss on foreclosed real estate         1,998            (63)
     Loss on other foreclosed assets                    --            367
     Special SAIF assessment                            --        430,000
     Other operating expenses                       64,974         68,257
                                                  --------      ---------
         Total Other Expenses                     $312,987      $ 799,633
                                                  --------      ---------
Income (Loss) Before Income Taxes                  112,449       (345,781)
Provision for Income Tax Expense (Benefit)          43,000       (144,550)
                                                  --------      ---------
     Net Income (Loss)                            $ 69,449      $(201,231)
                                                  ========      =========



Earnings Per Share

     Net Earnings (Loss) Per Share                $   0.41      $   (1.19)
                                                  ========      =========

           FIRST FEDERAL SAVINGS & LOAN ASSOCIATION OF CHILTON COUNTY
                                CLANTON, ALABAMA

                 STATEMENTS OF STOCKHOLDERS' EQUITY - UNAUDITED
             FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
-------------------------------------------------------------------------------


                                      Common Stock
                                  ---------------------
                                                          Additional                                                     Total
                                  Number of     $0.01      Paid-In         Retained       Valuation    Treasury      Stockholders'
                                   Shares     Par Value    Capital         Earnings        Reserve      Stock           Equity
                                  --------    ---------   ---------        --------       ---------    -------         -------
Balance at June 30, 1996           173,822    $   1,738   $1,520,870      $3,558,485      $(911,501)   $(50,600)      $4,118,992
Net income (loss) for the
   three months ended
   September 30, 1996                                                       (201,231)                                   (201,231)

Net change in unrealized
   gain (loss) of available-
   for-sale securities, net
   of income tax expense                                                                     96,661                       96,661
                                  --------    ---------   ----------      ----------      ---------    --------       ----------
Balance at
September 30, 1996                 173,822    $   1,738   $1,520,870      $3,357,254      $(814,840)   $(50,600)      $4,014,422
                                  ========    =========   ==========      ==========      =========    ========       ==========

Balance at June 30, 1997           173,822    $   1,738   $1,520,870      $3,490,941      $(587,090)   $(50,600)      $4,375,859
Net income for the three
   months ended
   September 30, 1997                                                         69,449                                      69,449

Net change in unrealized
   gain (loss) of available-
   for-sale securities net of
   income tax expense                                                                       172,493                      172,493
                                  --------    ---------   ----------      ----------      ---------    --------       ----------
Balance at
September 30, 1997                 173,822    $   1,738   $1,520,870      $3,560,390      $(414,597)   $(50,600)      $4,617,801
                                  ========    =========   ==========      ==========      =========    ========       ==========

           FIRST FEDERAL SAVINGS & LOAN ASSOCIATION OF CHILTON COUNTY
                                CLANTON, ALABAMA

                    STATEMENTS OF CASH FLOWS - UNAUDITED
             For the Three Months Ended September 30, 1997 and 1996
-------------------------------------------------------------------------------

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
                ------------------------------------------------

                                                                           1997           1996
                                                                           ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income (loss)                                                       $ 69,449       $(201,231)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
    Accretion (amortization) of:
       Discounts and premiums on loans, mortgage-backed securities
     securities and investment securities                                 (4,056)          8,762
       Deferred loan origination fees                                      2,740           1,652
     Provision for losses on loans and real estate owned                  28,702           8,904
     Depreciation                                                         16,950          20,162
     (Increase) decrease in other assets:
     Prepaid and other assets                                             42,092        (188,134)
     Accrued interest receivable                                         (50,816)        (63,641)
      Increase (decrease) in other liabilities:
     Unearned discounts                                                  (42,542)        (14,203)
     Accrued interest payable                                             (3,753)         16,455
     Accrued income taxes                                                 (4,962)          1,750
     Accounts payable and other expenses                                  (6,486)        426,453
                                                                        --------       ---------
           Net Cash Provided by Operating Activities                    $ 47,318       $  16,929
                                                                        ========       =========


                                  (Continued)

           FIRST FEDERAL SAVINGS & LOAN ASSOCIATION OF CHILTON COUNTY
                                Clanton, Alabama

                STATEMENTS OF CASH FLOWS - UNAUDITED (Continued)
             For the Three Months Ended September 30, 1997 and 1996
-------------------------------------------------------------------------------


                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
                ------------------------------------------------

                                                                                        1997                1996
                                                                                        ----                ----
CASH FLOWS FROM INVESTING ACTIVITIES:

(Increase) decrease in certificate of deposit                                       $        --       $    (1,328)
Loan originations, net of loan repayments                                             1,440,026           180,181
Purchases of mortgage-backed securities, available-for-sale                          (5,938,478)               --
Principal payments on mortgage-backed securities                                        220,649           299,672
Purchases of investment securities, available-for-sale                                 (159,867)       (2,908,305)
Proceeds from maturities of investment securities, available-for-sale                   300,000                --
Proceeds from sales of foreclosed real estate                                            12,968                --
Purchases of properties and equipment                                                    (1,174)               --
Net expenditures on foreclosed real estate                                              (92,128)               --
                                                                                    -----------       -----------
     Net Cash used by Investing Activities                                           (4,218,004)       (2,429,780)
                                                                                    -----------       -----------
CASH FLOWS FROM FINANCING ACTIVITIES:

Net increase (decrease) in deposit accounts                                          (1,973,461)          437,994
Proceeds from FHLB advances and other borrowings                                             --         2,000,000
                                                                                    -----------       -----------
       Net Cash Provided (Used) by Financing Activities                              (1,973,461)        2,437,994
                                                                                    -----------       -----------
Net Increase (Decrease) in Cash and Cash Equivalents                                 (6,144,147)           25,143
Cash and Cash Equivalents - Beginning of Period                                       8,696,418         1,713,726
                                                                                    -----------       -----------
Cash and Cash Equivalents - End of Period                                           $ 2,552,271       $ 1,738,869
                                                                                    ===========       ===========
                                                      SUPPLEMENTAL DISCLOSURES

Cash paid during the period of interest                                             $   928,996       $   954,006
Cash paid during the period for income taxes                                              4,962                --
Loans transferred to foreclosed real estate during period                                88,178                --
Total increase (decrease) in unrealized gain (loss) on securities                      (271,079)          152,146
   available-for-sale

           FIRST FEDERAL SAVINGS & LOAN ASSOCIATION OF CHILTON COUNTY
                                Clanton, Alabama

                   NOTES TO FINANCIAL STATEMENTS - UNAUDITED
-------------------------------------------------------------------------------


BASIS OF PRESENTATION

Information in the accompanying financial statements as of and for the three months ended September 30, 1997 and 1996 was derived from the financial records of First Federal Savings and Loan Association of Chilton County (the "Company").

In the opinion of management of the Company, the accompanying unaudited financial statements contained all adjustments (none of which are other than normal recurring accruals) necessary for a fair statement of the financial position of the Company and the results of operations for the three month periods ended September 30, 1997 and 1996. The results contained in these statements are not necessarily indicative of the results which may be expected for the entire year.

SUBSEQUENT EVENTS

On October 31, 1997 the Company merged with First Federal of the South ("First Federal"), a wholly-owned subsidiary of SouthFirst Bancshares, Inc. First Federal was the surviving entity in the merger. The transaction had an aggregate value of approximately $5.6 million, or approximately $31.50 per share of the Company's common stock.

                           SOUTHFIRST BANCSHARES, INC.
             PRO FORMA CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                               SEPTEMBER 30, 1997
                             (AMOUNTS IN THOUSANDS)



                                                                                    Pro forma adjustments
                                                                                    ---------------------
                                                                       Chilton                                 Pro forma
                                                        SouthFirst     County         Debit       Credit        Amounts
                                                        ----------     ------         -----       ------        -------
Assets:
  Cash and amounts due from depository institutions         $  2,448         877                                     3,325
  Federal funds sold                                                       1,500                                     1,500
  Investment securities held to maturity                         162       6,766                    180 (2)          6,748
  Investment securities available for sale                    16,666      28,969                  3,174 (1)         42,461
  Loans receivable                                            71,682      32,433       626 (2)                     104,741
  Loans held for sale                                            334                                                   334
  Premises and equipment                                       1,780       1,064                                     2,844
  Accrued interest receivable                                    530         554                                     1,084
  Investments in affiliates                                      193                                                   193
  Other assets                                                 1,994         947                                     2,941
  Goodwill                                                                             607 (1)      446 (2)            161
                                                            --------      ------                                   -------
            Total assets                                    $ 95,789      73,110                                   166,332
                                                            ========      ======                                   =======

Liabilities:

  Deposits:
       Non-interest bearing                                 $  1,256         645                                     1,901
       Interest bearing                                       59,297      65,545                                   124,842
                                                            --------      ------                                   -------
            Total deposits                                    60,553      66,190                                   126,743
  Advances by borrowers for property taxes and
      insurance                                                  389          66                                       455
  Accrued interest payable                                       859          68                                       927
  Borrowed funds                                              18,653       2,000                                    20,653
  Accrued expenses and other liabilities                       1,711         137                                     1,848
                                                            --------      ------                                   -------
            Total liabilities                                 82,165      68,461                                   150,626
Stockholders' equity:

  Common stock                                                     9           2         2 (1)        1 (1)             10
  Additional paid-in capital                                   7,793       1,521     1,521 (1)    2,081 (1)          9,874
  Treasury stock                                                (198)                                                 (198)
  Deferred compensation                                         (915)                                                 (915)
  Retained earnings                                            5,815       3,592     3,592 (1)                       5,815
  Unrealized gain (loss) on investment securities              1,120        (466)                   466 (1)          1,120
                                                            --------      ------                                   -------


            Total stockholders' equity                        13,624       4,649                                    15,706
                                                            --------      ------                                   -------

            Total liabilities and stockholders' equity      $ 95,789      73,110                                   166,332
                                                            ========      ======                                   =======

-----------------------

(1) To reflect issuance of 128,144 shares of SouthFirst common stock and liquidation of 3,174,000 of SouthFirst investments to acquire Chilton County common stock.

(2)      To adjust assets and liabilities acquired to fair value.

                           SOUTHFIRST BANCSHARES, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                         FOR THE YEAR SEPTEMBER 30, 1997
                             (AMOUNTS IN THOUSANDS)



                                                                                    Pro forma adjustments
                                                                                    ---------------------
                                                                       Chilton                                 Pro forma
                                                        SouthFirst    County(1)       Debit       Credit        Amounts
                                                        ----------    ---------       -----       ------        -------
Interest and dividend income:
  Interest and fees on loans                                $  5,761       3,780                                     9,541
  Interest and dividend income on investment
    securities held to maturity                                    8         327                                       335
  Interest and dividend income on investment
    securities available for sale                              1,324       1,403       222 (2)                       2,505
                                                             -------      ------                                    ------
       Total interest and dividend income                      7,093       5,510                                    12,381
Interest expense:

  Interest on deposits                                         2,819       3,724                                     6,543
  Interest on borrowed funds                                     982         112                                     1,094
                                                              ------      ------                                     -----
       Total interest expense                                  3,801       3,836                                     7,637

Net interest income before provision for loan losses           3,292       1,674                                     4,744
Provision for loan losses                                         36          64                                       100
                                                              ------      ------                                    ------
Net interest income                                            3,256       1,610                                     4,644

Other income                                                   1,101         229                                     1,330
Other expense                                                  3,558       1,911        11 (2)                       5,480
                                                              ------       -----                                     -----
Income (loss) before income taxes                                799        (72)                                       494
Income taxes                                                     303        (52)                         80            171
                                                              ------     ------                                      -----
       Net income                                           $    496        (20)                                       323
                                                             =======     ======                                      =====

       Net income per common share                          $   0.62      (0.12)                                      0.35

       Weighted average shares outstanding                   795,479     169,222                                   923,623

--------------------------
(1) Chilton County amounts reflect operations for the year ended June 30, 1997.

(2) To reflect the loss of investment earnings on securities liquidated to fund the acquisition and to record goodwill amortization.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     SOUTHFIRST BANCSHARES, INC.



                                     By: /s/ Donald C. Stroup
                                         -------------------------------------
                                         Donald C. Stroup
                                         President and Chief Executive Officer

Dated:  January 15, 1998

                          SOUTHFIRST BANCSHARES, INC.

EXHIBIT INDEX

EXHIBIT NO.                              DESCRIPTION OF EXHIBIT
-----------                              ----------------------
2.1                            Amended and Restated Agreement and Plan of
                               Merger, dated as of September 17, 1997, by and
                               among SouthFirst Bancshares, Inc., First Federal
                               of the South, and First Federal Savings and Loan
                               Association of Chilton County (incorporated
                               herein by reference to the exhibit of the same
                               number in SouthFirst's Registration Statement on
                               Form S-4 dated September 26, 1997; File No.
                               1-13640).

23.1                           Consent of Jones & Kirkpatrick, P.C.